Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED GASTAR

EXPLORATION, LTD. EMPLOYEE

CHANGE OF CONTROL SEVERANCE PLAN

The GASTAR EXPLORATION, LTD. EMPLOYEE CHANGE OF CONTROL SEVERANCE PLAN (as previously amended and restated) (the “Plan”) is hereby amended effective as of January 1, 2012 pursuant to the authorization and direction of the Board of Directors of GASTAR EXPLORATION, LTD.

1. Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

APPENDIX A

Position of Covered Employee	Severance Period (in years)	Bonus Target
CEO	3.00	75%
CFO	2.50	60%
VP	2.00	50%
Director	1.50	25%
Manager	1.25	0%
Supervisor	1.00	0%
Staff	0.75	0%

2. Except as expressly modified by this First Amendment, the terms of the Plan shall remain in full force and effect and are hereby confirmed and ratified.

EXECUTED on April 11, 2012

GASTAR EXPLORATION, LTD.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President and Chief Executive Officer